UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen New York AMT-Free Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nuveen A TIAA Company NUVEEN NEW YORK AMT-FREE QUALITY MUNICIPAL INCOME FUND (NRK) We need your vote. Your investment is on the line. An activist investor wants control over your Fund and your investment. Together, we can prevent a negative outcome for all shareholders and your financial future. The Annual Meeting is approaching on August 15, 2024, and we are requesting that all shareholders vote today on the white proxy card to save the future of your investment. Preserve NRK's qualified Board of Independent Trustees and Nuveen as investment manager. Vote today by following these simple instructions. NRK431-33976-Z88183-4

Make your voice heard. Vote for Nuveen's three Class III Board Members Vote against Karpus' proposal to terminate the Fund's investment advisory agreement DO NOT RETURN ANY GREEN CARD SENT TO YOU BY KARPUS A vote on the green card cancels your support for Nuveen HOW DO I VOTE ON THE WHITE PROXY CARD? On the enclosed white proxy card, follow the selection guide below: 1. Election of Board Members: Class III: For Against Abstain 1a. Joanne T. Medero 1b. Loren M. Starr 1c. Matthew Thornton III 2. To ratify the selection of KPMG LLP as the Fund's independent registered public accounting firm for the fiscal year ending August 31, 2024. 3. If properly presented at the Annual Meeting, a shareholder proposal to terminate the Fund's investment advisory agreement. HOW ELSE CAN I VOTE? VOTE BY PHONECall the toll-free number on your WHITE proxy card and follow the simple instructionsVOTE ONLINE Use the website provided on your WHITE proxy card and follow the simple instructionsIF YOU HAVE ANY QUESTIONS ABOUT THE PROPOSALS TO BE VOTED UPON: Please contact Georgeson LLC toll-free: (866) 679-3234